Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 4, 2021, is by and among RUTH’S HOSPITALITY GROUP, INC., a Delaware corporation (the “Borrower”),  the Guarantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 2, 2017 (as amended by that certain First Amendment to Credit Agreement dated as of September 18, 2019, as amended by that certain Second Amendment to Credit Agreement dated as of March 27, 2020, as amended by that certain Third Amendment to Credit Agreement dated as of May 7, 2020, as amended  by that certain Fourth Amendment to Credit Agreement dated as of May 18, 2020, as amended by that certain Fifth Amendment to Credit Agreement dated as of October 26, 2020, as amended by that certain Sixth Amendment to Credit Agreement dated as of January 28, 2021, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit

Agreement as set forth herein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

As of the Seventh Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended in the following respects:

1.1Amendment to the definition of “Applicable Margin”. The definition of “Applicable

Margin” in Section 1.1 of the Credit Agreement is hereby amended by:

(i) amending and restating the last sentence of the paragraph immediately following the pricing grid in its entirety to read as follows:

Notwithstanding the foregoing, from the Seventh Amendment Effective Date until the Calculation Date with respect to the Fiscal Quarter of the Borrower ending on or about June 27, 2021, the Applicable Margin shall be based on Pricing Level V and thereafter the Pricing Level shall be determined by reference to the Consolidated

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Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the

Borrower preceding the applicable Calculation Date.

and (ii) amending and restating the last paragraph therein  in its entirety to read as follows:

Notwithstanding the foregoing, with respect to the Fiscal Quarters ending on or about June 27, 2021 and September 26, 2021, for the purposes of calculating Consolidated Leverage Ratio, Consolidated EBITDA shall be determined based on the actual amounts for the applicable four consecutive Fiscal Quarter period (and not, for the avoidance of doubt, the Annualized EBITDA).

1.2       Amendment to the definition of “Consolidated Leverage Ratio”.   The definition of “Consolidated Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Leverage Ratio” means, as of any date, the ratio of (i) Consolidated Total Debt as at such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarter period most recently ended as at such date. Notwithstanding the foregoing, for purposes of calculating the Consolidated Leverage Ratio to determine compliance with Section 8.6(b) as of the end of the Fiscal Quarters  ending on or about June 27, 2021 and September 26,  2021, Consolidated EBITDA included in clause (ii) above shall be calculated as (x) in the case of the Fiscal Quarter ending on or about June 27, 2021, actual Consolidated EBITDA for the period of two (2) consecutive Fiscal Quarters then ending divided by 50%, and (y) in the case of the Fiscal Quarter ending on or about September 26, 2021, actual Consolidated EBITDA for the period of three (3) consecutive Fiscal Quarters then ending divided by 75%, (the “Annualized EBITDA”); provided that for all other purposes of calculating Consolidated Leverage Ratio (including, without limitation, determining access to, or the amounts of, various baskets set forth herein), Consolidated EBITDA included in clause (ii) above shall be determined based on the actual amounts for the applicable four consecutive Fiscal Quarter period (and not, for the avoidance of doubt, the Annualized EBITDA).

1.3       Amendment to the definition of “Permitted Acquisition”. Clause (vi) of the definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(vi)     no later than two Business Days prior to the proposed closing date of such acquisition, the Borrower shall have delivered to Administrative Agent a Compliance Certificate for the most recently ended Fiscal Quarter preceding such acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory to Administrative Agent, that the Consolidated Leverage Ratio is less than 2.75:1.00 on a Pro Forma Basis (as of the proposed closing date of such acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith), as determined based on the actual amount of Consolidated EBITDA for the applicable four consecutive Fiscal Quarter period then ended (and not, for the avoidance of doubt, the Annualized EBITDA);

1.4Amendment to Section 1.1.The following new definitions are hereby added to

Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Erroneous Payment” has the meaning assigned thereto in Section 11.23(a).

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“Permitted Franchise Acquisition” means any acquisition by the Borrower or any Guarantor of Ruth’s Chris restaurant franchises and franchisees so long as (x) no Default or Event of Default has occurred and is continuing before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith and (y) no later than two Business Days prior to the proposed closing date of such acquisition, the Borrower shall have delivered to Administrative Agent a Compliance Certificate for the most recently ended Fiscal Quarter preceding such acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory to Administrative Agent, that the Consolidated Leverage Ratio is less than 2.75:1.00 on a Pro Forma Basis (as of the proposed closing date of such acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith), as determined based on the actual amount of Consolidated EBITDA for the applicable four consecutive Fiscal Quarter period then ended (and not, for the avoidance of doubt, the Annualized EBITDA).

“Seventh Amendment Effective Date” means May 4, 2021.

1.5Amendment to Section 6.4. The proviso at the end of Section 6.4 of the Credit

Agreement is hereby amended and restated in its entirety to reach as follows:

; provided that, for purposes of this Section 6.4, only from the Seventh Amendment Effective Date until June 30, 2021, the impacts of the existing coronavirus pandemic on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole that have already occurred and were disclosed in writing to the Administrative Agent and the Lenders prior to the Seventh Amendment Effective Date shall be disregarded for purposes of determining whether a Material Adverse Effect has occurred.

1.6Amendment to Section 8.3(vi).Section 8.3(vi) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(vi)       the Credit Parties may  make (a) Permitted  Acquisitions and (b) Permitted Franchise Acquisitions; provided that no Permitted Acquisitions or Permitted Franchise Acquisitions may be made under this clause (vi) during the period commencing on the Seventh Amendment Effective Date and ending on date in which the Borrower demonstrates compliance with the financial covenants set forth in Section 8.6 for the Fiscal Quarter ending on or about June

27, 2021 as determined based on the Compliance Certificate provided by the Borrower pursuant to Section 7.1(iv) for such Fiscal Quarter.

1.7Amendment to Section 8.6(a).Section 8.6(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)       Minimum Consolidated Fixed Charge Coverage Ratio. The Borrower shall not permit, beginning with the Fiscal Quarter ending on or about June 27, 2021, the ratio of (i) Consolidated EBITDAR minus (a) taxes based on income of the Borrower and its Subsidiaries on a consolidated basis paid in Cash and (b) Consolidated Maintenance Capital Expenditures for any four Fiscal Quarter period to (ii) Consolidated Fixed Charges for any four Fiscal Quarter period (the “Consolidated Fixed Charge Coverage Ratio”) to be less than 1.25:1.00. Notwithstanding the foregoing, (i) the covenant in this Section 8.6(a) shall not be tested as of the end of the Fiscal Quarters ending on or about June 28, 2020, September 27, 2020, December 27, 2020 and March

28, 2021 (but otherwise shall be deemed to be in effect with respect to each such Fiscal Quarter end for all provisions under this Agreement and the other Loan Documents that refer to

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compliance or pro forma compliance with Section 8.6), (ii) for the Fiscal Quarter ending on or about June 27, 2021, the Consolidated Fixed Charge Coverage Ratio shall be determined for only the period of the two (2) consecutive Fiscal Quarters of the Borrower then ended (rather than the period of four (4) consecutive Fiscal Quarters of the Borrower then ended), and (iii) for the Fiscal Quarter ending on or about September 26, 2021, the Consolidated Fixed Charge Coverage Ratio shall be determined for only the period of the three (3) consecutive Fiscal Quarters of the Borrower then ended (rather than the period of four (4) consecutive Fiscal Quarters of the Borrower then ended).

1.8Amendment to Section 8.6(b).Section 8.6(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)       Maximum Consolidated Leverage Ratio. As of the last day of any Fiscal Quarter ending during the periods specified below, beginning with the Fiscal Quarter ending on or about June 27, 2021, the Borrower shall not permit the Consolidated Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
The last day of the second Fiscal Quarter of the 2021 Fiscal Year	4.00 to 1.00
The last day of the third Fiscal Quarter of the 2021 Fiscal Year	3.50 to 1.00
The last day of the fourth Fiscal Quarter of the 2021 Fiscal Year and thereafter	3.00 to 1.00

Notwithstanding the foregoing, the covenant in this Section 8.6(b) shall not be tested as of the end  of the Fiscal Quarters ending on or about June 28,  2020, September 27, 2020, December 27, 2020 and March 28, 2021 (but otherwise shall be deemed to be in effect with respect to each such Fiscal Quarter end for all provisions under this Agreement and the other Loan Documents that refer to compliance or pro forma compliance with Section 8.6 (it being understood and agreed that the maximum Consolidated Leverage Ratio for such Fiscal Quarters for such purposes shall be 5.00 to 1.00)).

1.9Amendment to Section 8.14. Section 8.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 8.14             Consolidated Capital Expenditures. The Credit Parties shall not, and shall not permit their Subsidiaries to, make or incur Consolidated Capital Expenditures; provided, however, (x) in the 2021 Fiscal Year, the Credit Parties and their Subsidiaries may make Consolidated Capital Expenditures other than Consolidated Maintenance Capital Expenditures in an amount (together with any Permitted Acquisitions or Permitted Franchise Acquisitions made pursuant Section 8.3(vi) in such Fiscal Year) not to exceed $20,000,000 (for the avoidance of doubt, Consolidated Maintenance Capital Expenditures will not count against the $20,000,000 basket described in this clause (x)) and (y) for any subsequent Fiscal Year (commencing with the 2022 Fiscal Year), (i) the Credit Parties and their Subsidiaries shall not make any Consolidated Capital Expenditures if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed Consolidated Capital Expenditure on a Pro Forma Basis) is greater than or equal to 2.50:1.00, (ii) the Credit Parties and their Subsidiaries may make Consolidated Capital Expenditures in any such Fiscal Year in an amount not to exceed 75% of Consolidated EBITDA for the immediately preceding Fiscal Year if the Consolidated Leverage Ratio as of the end of the immediately

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preceding Fiscal Quarter (before and after giving effect to the proposed Consolidated Capital Expenditure on a Pro Forma Basis) is less than 2.50 to 1.00 but greater than or equal to 1.50:1.00 and (iii) the Credit Parties and their Subsidiaries may make Consolidated Capital Expenditures in any such Fiscal Year in an unlimited amount if the Consolidated Leverage Ratio as of the end of the immediately preceding Fiscal Quarter (before and after giving effect to the proposed Consolidated Capital Expenditure on a Pro Forma Basis) is less than 1.50:1.00. Nothing in this Section 8.14 will prohibit the Credit Parties and their Subsidiaries from making Consolidated Maintenance Capital Expenditures after the Seventh Amendment Effective Date.

1.10Amendment to Article XI. Article XI of the Credit Agreement is hereby amended by adding the following new Section 11.23 at the end thereof:

SECTION 11.23Erroneous Payments.

(a)       Each Lender and the Issuing Lender hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or the Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or the Issuing Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or the Issuing Lender (whether or not known to such Lender or the Issuing Lender) or (ii) it receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (y) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment or (z) that such Lender or the Issuing Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then , in each case an error in payment has been made (any such amounts specified in clauses (i) or (ii) of this Section 11.23(a), whether received as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and the Lender or the Issuing Lender, as the case may be, is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment and to the extent permitted by applicable law, such Lender or the Issuing Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)       Without limiting the immediately preceding clause (a), each Lender and the Issuing Lender agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one (1) Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence and, in the case of either clause (a)(i) or (a)(ii) above upon demand from the Administrative Agent, it shall promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or the Issuing Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(c)       The Borrower and each other Credit Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or the Issuing Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or the Issuing Lender with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the applicable Lender, Issuing Lender, Administrative Agent or other Secured Party, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(d)       Each party’s obligations under this Section 11.23 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE II CONDITIONS

2.1        Closing Conditions. This Amendment shall be deemed effective as of the date set forth above (the “Seventh Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)       Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent and the Lenders.

(b)       Fees and Out  of Pocket  Costs.   The Borrower shall  have  paid any and  all reasonable out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen PLLC as legal counsel to the Administrative Agent), and all other fees and other amounts payable to the Administrative Agent, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment.

ARTICLE III MISCELLANEOUS

3.1       Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2       Representations and Warranties of the Credit Parties. Each of the Credit Parties represents and warrants as follows:

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(a)       Each Credit Party has all requisite power and authority and has taken all necessary corporate and other action, to authorize the execution, delivery and performance of this Amendment in accordance with its terms.

(b)        This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party that is a party hereto and constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)       No consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment.

(d)       After giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for (i) those which expressly relate to an earlier date and (ii) those that are qualified by materiality or reference to Material Adverse Effect, which are true and correct in all respects).

(e)       After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)         The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Encumbrances.

(g)       Except as specifically provided in this Amendment, the Obligations of the Credit Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3       Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents.

3.4        Release. The Borrower and each of the other Credit Parties hereby releases and forever discharges the Administrative Agent, each Lender, the Issuing Lender, the Swingline Lender and their respective predecessors, successors, assigns, attorneys and Related Parties (each and every of the foregoing, a “Lender Party”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the date hereof, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any Lender Party.

3.5       Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

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3.6       Expenses.     The Borrower agrees to pay all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable  fees and expenses of the Administrative Agent’s  legal counsel.

3.7       Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8       Counterparts; Telecopy.   This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

3.9       GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.10     Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.11     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.5 and 11.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages to follow]

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:RUTH’S HOSPITALITY GROUP, INC.

By: /s/ Kristy Chipman
Name: Kristy Chipman
Title:  Chief Financial Officer

GUARANTORS:RCSH OPERATIONS, INC.

By: /s/ Kristy Chipman
Name: Kristy Chipman
Title:  Chief Financial Officer

RCSH OPERATIONS, LLC

By: /s/ Kristy Chipman
Name: Kristy Chipman
Title:  Chief Financial Officer

RUTH’S CHRIS STEAK HOUSE BOSTON, LLC

By: /s/ Kristy Chipman
Name: Kristy Chipman
Title:  Chief Financial Officer

RUTH’S CHRIS STEAK HOUSE FRANCHISE, LLC

By: /s/ Kristy Chipman
Name: Kristy Chipman
Title:  Chief Financial Officer

RCSH MANAGEMENT, INC.

By: /s/ Kristy Chipman
Name: Kristy Chipman
Title:  Chief Financial Officer

RHGI GIFTCO, INC.

By: /s/ Kristy Chipman
Name: Kristy Chipman
Title:  Chief Financial Officer

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AGENT AND LENDERS:WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Administrative Agent,

Swingline Lender, Issuing Lender and Lender

By: /s/ Maureen Malphus
Name: Maureen Malphus
Title:  Vice President

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TD BANK, N.A.,

as Lender

By: /s/ Sterling Harrell
Name: Sterling Harrell
Title:  Director

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JPMORGAN CHASE BANK, N.A.,

as Lender

By: /s/ Caroline Eagan
Name: Caroline Eagan
Title:  Vice President

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